Nutrition + Innovation

A Unique Company Providing A Unique Opportunity

This presentation includes “forward-looking statements” within the meaning of safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect”, “estimate”, “project”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “would”, “should”, “believes”, and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this presentation include, without limitation, statements concerning potential company operations and other matters that involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to differ materially from results expressed or implied by this presentation. Such risk factors include, among others, the competitive environment and company operations. Actual results may differ materially from those contained in the forward-looking statements in this presentation.

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Who Are We?

- **live**thesource® is an innovative Direct Sales (MLM) Health & Wellness company.
- We offer an ever expanding line of dietary supplements that complement each other, including a daily liquid multi-vitamin mineral & herbal supplement and a liquid vitamin D, both made with state-of-the-art *All Natural Patented Nanotechnology*™, and a powdered dietary supplement to help maintain healthy weight.
- livethesource® offers a lucrative compensation plan to its Independent Distributors assuring the "stickiness" missing in so many other MLM compensation plans.

Launched June 2009
Founded on the Principle of
"People Helping People"

Designed to help people win!

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Media Blitz June 2010

Entrepreneur.com
REUTERS
Forbes.com
YAHOO! FINANCE
Nanotechnology Now
Your Gateway to Everything Nanotech
cbc.ca
PATENTS & TRADEMARKS TODAY
K5 The Home Team Honolulu
CLOUD COMPUTING JOURNAL
Welcome To BioWorld Online
The Worldwide Biotechnology News and Information Source
KMIR 6 Palm Desert
MarketWatch From DOW JONES
SmartBrief
LINUX
South Florida BUSINESS JOURNAL
Bols@mania
La web de la Bolsa y los Mercados de Valores
BREITBART.COM
HOUSTON BUSINESS JOURNAL
HEALTHCARE INDUSTRY TODAY
Boston Business Journal
SYS-CON INDIA
DAYTON BUSINESS JOURNAL
BUSINESS COURIER
FOX 19 WXIX-CINCINNATI
Montana's News Station.com
YAHOO! CANADA FINANCE
WTOL 11
The Miami Herald
Dallas Business Journal
19ActionNews.com
HONEST. FAIR. EVERYWHERE.
PITTSBURGH BUSINESS TIMES

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On New York's Famous Times Square Jumbotron


PR Newswire
MultiVu
daily source, by livethesource
europe cafe
europe cafe
europe cafe

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The Executive Team

TED FARNSWORTH – FOUNDER



live

Ted was a pioneer in the antioxidant beverage business, where, as founder and CEO of Purple Beverage Company, Inc., he oversaw the development of its well-received functional beverage. He was founder and Chairman of Farmbid.com an agriculture Internet portal ranked by Forbes as one of the "Top 200 B2B Companies To Watch in 2000". He broke new ground in the direct marketing industry partnering with a pay-per-call giant and creating the second largest fulfillment house in the industry.

Ted's entrepreneurial spirit has led to feature articles in numerous publications, including Beverage World, Business Week, Consumer's Digest, Forbes, Fortune, Health, Investor's Business Daily, The New York Times, The Wall Street Journal and USA Today, just to name a few.

At the heart of the **live**thesource® story is that the company was founded on Ted's life-long principle – "People Helping People." More than a vision and more than a mission, it is a lifestyle that permeates the entire **live**thesource® culture including the distributor field as well as the customer and corporate levels. It's about people joining together to boost their physical, spiritual and financial welfare by caring for others and thereby changing their own lives.

Ted opened the Farwest Haiti Mission in Port de Paix in northwestern Haiti several years ago. The mission includes a school for the blind. There, Haitians in the area can get fresh water, wholesome food and learn how to manage a small business and become self-sufficient.

Ted's personal experience with bariatric surgery led to his knowledge of the need for superior supplement products formulated with the finest and purest ingredients on Earth. Research showed that combining proven ingredients with All Natural Patented Nanotechnology™ would improve performance, utilization and absorption of our products and it is that state of the art technology – our uniqueness – would elevate **live**thesource® far above the other "run of the mill" products available.

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JERRY RAYMAN - CEO


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Jerry Rayman has more than forty years of both practical hands-on and executive sales and marketing management experience. He is very well connected in the natural products industry and has a proven successful record of accomplishments. Jerry has built businesses and achieved profitable sales and revenues for various consumer product companies. He established some of the most successful broker networks in the industry. He's been instrumental in numerous startup scenarios, many of which have grown into very successful industry brands.

Jerry began his career in the nutrition industry with Sundown Vitamins. He worked to grow their business model which was created from a small vitamin mail order business, developing it exponentially into Rexall Sundown Vitamins and subsequently Rexall Showcase International, the direct sales division. When a decision was made to move into the retail marketplace, Jerry developed the Rexall Sundown business infrastructure for their entrance. He implemented retail distribution by establishing a broker network and supporting it with merchandising reps, transforming the company into the most successful retail dietary supplement product line in the industry.

Jerry's sales, marketing and distribution achievements created the most successful supplement business in the natural products industry with pioneering blockbuster products such as Osteo Bi-Flex® which continues to be the #1 joint health product in the world.

He has also been instrumental in developing customers in network marketing, direct response, and infomercial channels:

•Rexall-Sundown and Rexall Showcase International, which grew from zero dollars to over 1 billion in sales and was sold to Royal Numico, a Dutch company for $1.8 Billion

•Enforma Systems from zero to over $125,000,000 in less than 2 years

•Pantene Hair Products from $1 million to $30 million in sales

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GREG BARNA - VICE PRESIDENT



Greg Barna is a visionary with a wealth of knowledge and exceptional career experiences that put him in an elite class of market development icons.

His passion and expertise is in the nutritional products industry, although he has a broad base of knowledge from his work in the medical device business, charitable trusts, patents, Internet Service Providers, finance and distribution. This foundation duly enabled him to refine and perfect Standard Business Practices to achieve excellent results for both start-up and growing businesses.

Greg has more than twenty years experience in network marketing, both as a successful independent distributor and as the CEO of a start-up direct sales company. Within two years of his coming on board, it was a company with zero debt and $40,000,000 in sales. He achieved this by increasing proprietary product offerings and expanding distribution both nationally and internationally.

He is an expert in international expansion, having learned the ropes while bringing fourteen offices to eight countries, including Canada, Russia, Israel and South Africa.

Greg has assisted numerous companies by helping some to achieve growth and prosperity and other already dynamic companies to manage rapid growth. Greg's abilities to plan, implement, lead and track business strategies have enabled him to grow businesses that achieve industry leadership, profitability, employee gratification and customer satisfaction.

Greg's "Lead by Example" management style strives to motivate excellence in individual and team performance and help companies reach their full market potential while dodging the numerous pitfalls that cause companies to fail.

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An Astute Scientific Advisory Board

BILL DOWNS, NUTRITIONAL BIOCHEMIST and CHIEF SCIENTIFIC ADVISOR



A nutritional biochemist, Bill Downs has one foot firmly planted in the business world and one foot equally well planted in research and development.

This is obvious when you review his current business profile, as he serves as President and CEO of LifeGen, Inc., a company specializing in the development of patented and patent-pending gene-guided wellness solutions. The company provides the global market with scientifically valid healthful products that improve and enable the effective management of mental and emotional health, most recently targeting reduction of negative behaviors such as over-eating, drug, gambling and smoking addiction.

His 24-year business career includes a position as Executive Vice President of The Health Network, a direct sales company out of Virginia selling dietary supplements where he additionally served as the product developer. He also served as Eastern Regional Sales Manager and Director of Technical Services for InterHealth Nutraceuticals, Inc. out of California, a company with a consumer sales market impact in excess of $2 Billion.

His well-received published research papers include topics such as nutrition, nutrigenomics, molecular and cellular biology, bio-chemistry, inflammatory disorders, obesity, diabetes, enzymology and environmental illness.

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KENNETH BLUM, PH.D.



An internationally recognized authority on neuropsychopharmacology and genetics, Kenneth Blum, Ph.D, enjoys a stellar academic background as well as a fascinating career in research. His years in research coupled with the publication of hundreds of well-received research papers, combine to make him a valued member of our scientific team.

In 1995 Dr. Blum retired from the University of Texas Health Science Center giving up tenure to enter the world of business and biotechnology. In the second year, acting as manager of 1899 Limited Liability Corporation, his first weight management product grossed in excess of 60 million retail. His company Cyberpharm has launched a weight loss system with Rexall/Showcase which was launched early 1999. Dr. Blum continues to publish research articles, writes books (eleven), lectures, and is actively applying for numerous patents in the field of molecular genetics & nutrition. Dr.Blum is very active as *Scientific Director* of the Path Medical Foundation and former co-founder and Vice President of the *American College of Addictionolgy and Compulsive Disorders*. His concept of Reward Deficiency Syndrome is being embraced by world leaders in science and the gene discovery has been confirmed in over 2000 publications from laboratories all over the world.

Currently an Adjunct Full Professor in the Department of Psychiatry, The University of Florida, College of Medicine and McKnight Brain Institute in Gainesville, Florida, Dr. Blum received his B.S. in Pharmacy from Columbia University, his M.S. in Medical Science from the New Jersey College of Medicine and his Ph.D. in Pharmacology from New York Medical College. He completed postdoctoral research in psychopharmacology at the Southwest Foundation for Research and Education.

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livethesource® currently operates in the US and Canada and our leadership has the experience to hit the ground running to broaden our international footprint


THE NEXT MILLIONAIRES
PAUL ZANE PILZER
THE WELLNESS REVOLUTION
PAUL ZANE PILZER

- **2013 estimates put the global industry OVER A TRILLION DOLLARS**
- **Globally, over 1.6 BILLION PEOPLE ARE OVERWEIGHT**
- **14 MILLION NEW MILLIONAIRES have been created by the wellness industry**

according to Paul Zane Pilzer at paulzanepilzer.com


2008
CDC

- **In fact, 65% of adult Americans (approximately 150 million) label themselves supplement users**

according to a 2009 survey conducted by IPSOS - Public Affairs for the Council for Responsible Nutrition (CRN), Washington, D.C.

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The Only One in Our Market

- First mover advantage
- Our innovative products have set the trend
- Patented proprietary nanotechnology delivery system
- Produced in an FDA compliant facility
- 100% pure all-natural nutrition with unparalleled efficiency
- Maximized healthful benefits
- A lucrative comp plan for our independent distributors
- A world-class management team, second to none



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Our Products


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daily multi-vitamin

daily multi-vitamin isn't just a vitamin supplement. It's a complete cocktail of health and well being. Our **All Natural Patented Nanotechnology™** creates a particle size small enough to be absorbed with maximum efficiency. We are working on a tablet form that will incorporate nanotechnology and be the **first of its kind on the market**.



Vitamin D_3 Booster

Vitamin D Booster is a unique nano-encapsulated Vitamin D3 supplement. Each dose provides 2000 IU of Vitamin D and in our nano-encapsulated form, **the body's ability to utilize the Vitamin D is unequaled.**


THE
SYMBIOTIC
DIET

The Symbiotic Diet™

A Breakthrough in Healthy Natural Weight Management that naturally reduces cravings, provides optimal brain health and overall wellness. Although currently in mixable powder form, we are working on bringing nanotechnology to a tablet which will make it **easy to take and offer trouble-free transportability**.

Daily Multi-Vitamin – Our Premier Product


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Multi-Vitamin Mineral and Herbal Supplement

Not Just A Vitamin Supplement - A Complete Cocktail of Health and Well Being

The specially selected vitamins, minerals and herbal compounds in livethesource® **daily Multi-Vitamin** provide a substantially increased nutritional value, first, due to their combination, and second, due to our proprietary **Nano-Encapsulation.**

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All Natural Patented Nanotechnology™

- Nanotechnology is the increasingly popular science of the incredibly small. It overlaps into medicine, food, robotics and virtually any other high-tech system now emerging from the scientific community.

- As it applies to food and nutritional supplements, nanotechnology is now being utilized to reduce the particle size of various compounds to a relatively small size to foster more efficient absorption.

- ***The best way to create nano- sized particles is through our encapsulation. The technology literally separates, and then envelops molecules in the active compound,*** <u>leading to previously unheard of absorption levels</u>.


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Scientific proof that our multi-vitamin can aid blood flow


Red Blood Cells clumped together after eating - This is not good.


Red Blood Cells 3 minutes after taking Livethesource - VERY GOOD!

Blood flow can be hindered and circulation can be impaired due to cellular clumping as in the actual picture on the left.

In the actual picture on the right, you can see that our daily multi-vitamin has reduced clumping and normalized blood flow in <u>just 3 minutes after vitamin ingestion</u>.

The product also works to elevate good white blood cells, thereby supporting the immune system.

(Actual photos of blood samples taken from a livethesource® distributor)

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VITAMIN BOOSTER D3
The Sunshine Vitamin

VITAMIN BOOSTER D3
(2000 IU)

The Sunshine Vitamin

Dietary Supplement with Organic Live Food Extracts

Made with All Natural Patented Nanotechnology™

All Natural Citrus Flavor

live**thesource® Vitamin D Booster** is a unique Nano-Encapsulated Vitamin D_3 supplement. Each dose provides 2000 IU of Vitamin D and in **our Nano-Encapsulated form, the body's ability to utilize the Vitamin D is unequaled.**

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The Sunshine Vitamin
Made With Our Proprietary Patented Nanotechnology

- **live**thesource® Vitamin D's nanotechnology incorporates all natural ingredients to form unique nano-spheres that enhance absorption.
- The nano-spheres begin the process of Vitamin D absorption as soon as the Vitamin D liquid enters the mouth.
- The nano-spheres act as transport vehicles to ferry the Vitamin D through the rich supply of blood vessels under the tongue. Once the spheres enter the blood stream, the Vitamin D is slowly and consistently released to allow for maximum cellular absorption.


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VITAMIN BOOSTER D3
The Sunshine Vitamin

- **Vitamin D Booster with our patented nano-encapsulation is the most advantageous way to elevate blood levels of Vitamin D allowing all the health benefits associated with this amazing nutrient.**

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THE SYMBIOTIC DIET™

OVER 20 CLINICAL STUDIES

- *Shown to Improve Brain Function*
- *Shown to Enhance Optimal Health*
- *Shown to Elevate Mood So You Feel Great While You Lose The Weight!*


THE
SYMBIOTIC
DIET

Promotes Optimal Brain Health, Overall Wellness, and Weight Management

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A Breakthrough in Healthy Natural Sustainable Fat Loss

Works to Stimulate Your Brain to Promote Fat Loss

Typically, a brain chemical called dopamine helps your brain to reduce cravings. When triggered, your dopamine receptors promote a feeling of happiness and well-being.

- **No More Diet Plans**
- **No More Calorie Counting**
- **No More Point System**
- **No More Meal Plans**
- **No More Yo-Yo Diets**

ENDORPHAMINE™
Our Patented **Anti-Craving** Formula

Endorphamine™ is the key component of ***THE SYMBIOTIC DIET*** ™. It's been shown to measurably increase dopamine as well as serotonin, endorphins and GABA, all important neurotransmitters responsible for "brain reward".

Greater Self Control
Reduced Cravings


THE
SYMBIOTIC
DIET
In Healthy Natural Sustainable

THE SYMBIOTIC DIET™

The patented formula in the product "lights up the brain" after just one clinical strength serving, evidencing greater control and reduced cravings



-12
-12

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Exclusive New Formulas Coming Soon -

Using Patent Pending, State-of-the-Art, Liposomal Technology Delivery System!

- **Bone Growth & Joint Pain – 2nd Quarter 2011**
  Aids in building bone strength while actually growing bone, as well as helping control the joint pain that plagues us as we grow older. Patent pending , clinically proven ingredients ensure product quality and excellent results.
- **Cholesterol/Glucose Management – 3rd Quarter 2011**
  Our proprietary blend of natural herbs and patent pending, clinically proven ingredients work together to achieve exceptional results .
- **Immune Response – 4th Quarter 2011**
  Use of a patent pending immune modulatory preparation derived from exclusive, natural sources works to substantially increase immune function.

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THE SYMBIOTIC DIET CENTERS



Following in the well-heeled, revenue generating footsteps of Medifast® and Weight Watchers®, livethesource® will soon be opening company-owned, company-staffed diet centers. There, distributors and clients will receive customized counseling and find all of our products for sale.

Medifast® has had diet centers for years and their revenues have increased dramatically:

2007: $83.8 Million[1]
2008: $105.4 Million[2]
2009: $165.6 Million[3]

1 Medifast, Inc. Earnings Call Transcript March 13, 2008
2 Medifast, Inc. Earnings Press Release March 4, 2010
3 Medifast, Inc. Earnings Press Release March 4, 2010

Our centers will offer:

- Personalized nutritional information and counseling
- Programs for weight management and maintenance
- We will solidify the relationship between distributors, their customers and the company

The innovative centers will be placed first in these locations:

- Fort Lauderdale, Florida
- Columbus, Ohio
- Los Angeles, California
- New York City
- Atlanta, Georgia
- British Columbia
- Toronto, Canada

Expanding Our Role - "People Helping People"

Product Research

University of Miami: Currently qualifying the first participants for a clinical study for HIV positive patients. The University of Miami believes that our multi-vitamin can greatly benefit the immune responses shown by the study subjects. Scheduled to begin shortly, this important study is expected to be completed in mid-2011.

Boston University: Initial studies by Boston University Vitamin D research experts have shown preliminary cause for our Vitamin D Booster to receive their "seal of approval" due to its ability to exponentially increase the blood levels of this important vitamin. Further study is at hand and there is the possibility of one of their researchers having a seat on our advisory board.

Colorado State University: NASA Researchers at Colorado State have shown an interest in our products. Working in the areas of space bio-medicine and space biotechnology, they see our supplements as having great potential. We are further discussing the possibility of a researcher having a seat on our advisory board.

Product Research

Oregon State University: Researchers associated with the Linus Pauling Institute are interested in our Vitamin D product for extended research. The Linus Pauling Institute targets major areas of research in Vitamin D including affects on the cardiovascular system, metabolic disease, cancer, aging, and immune function.

University of New York at Albany: Researchers working at the university performed an experiment exposing breast cancer cells to Vitamin D in a Petri dish and witnessed the death of the cells. Samples of our product have been forwarded to them for continued research.

Crohn's and Colitis Foundation of America: With over 50,000 foundation members, the foundation has taken note of our LTS products. Our multi-vitamin has shown excellent initial results for their a number of their members and their organization has issued over $150 million in grants for the research of products that can help their members to fight their diseases.

Our Niche

100 of the top MLM companies were featured in the June 2010 issue of ***Direct Selling News***. Of the top 30, 8 companies serving our niche, featuring health and wellness related products, reported as follows:

	2009 Year-End Wholesale Revenue in US$
Amway Corporation	$8.2 Billion
Herbalife	$2.4 Billion
Forever Living Products	$1.7 Billion
MonaVie	$854.9 Million
Shaklee	$500 Million
USANA	$429 Million
Nature's Sunshine	$381.3 Million
Medifast	$165.6 Million

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Our Projections

Corporate Annual Summary

DCF (EBITDA Method) - Amounts in Millions $

	2011	2012	2013
Revenue	11.4	37.1	76.1
EBIT	3.1	10.7	21.9
Net Income	1.8	6.5	13.4
EBITDA	3.1	10.76	22.0
Less: Depreciation	(0.1)	(0.1)	(0.1)
EBITA	3.1	10.65	21.9
Less: Taxes 0%	0	0	0
Tax effected EBITA	3.1	10.65	21.9
Add: Depreciation	0.1	0.1	0.1
Less: Changes in working capital	0	0	0
Less: Capital expenditure	0	0	0
Changes in other balances	0	0	0
Unlevered Free Cash Flow	3.2	10.8	22.0

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Use of Proceeds

IR/PR	$ 1,500,000
Inventory Production: (Multi/Vit D/Symbiotic Diet)	425,000
Marketing:	225,000
R&D/Clinical:	130,000
G&A:	450,000
Software:	35,000
Reserve:	235,000
Total:	$3,000,000

A Quick Recap…
Innovative Ideas – Innovative Opportunity

- Strong, dedicated leadership
- Proven cutting-edge science and product exclusivity
- Strong support from the scientific community
- Rewarding compensation program ensuring distributor "stickiness"
- Original and unique revenue-generating ideas
- All factors pointing to success

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The Source Vitamin Company, Inc. Fort Lauderdale, Florida